EXHIBIT 99.1

September 26, 2006

FOR IMMEDIATE RELEASE

OAK Financial Corporation Announces 10% Increase in Cash Dividend

Byron Center, Michigan – September 26, 2006 — OAK Financial Corporation (OKFC), the holding company for Byron Bank, announced that its board of directors declared a 10% increase in its quarterly cash dividend, increasing the per share amount to $0.22 from $0.20 per share. This represents the third increase in the quarterly cash dividend during 2006. The dividend is payable October 27, 2006, to shareholders of record on October 12, 2006.

OAK Financial Corporation owns Byron Bank, which operates 13 branches in West Michigan, Byron Investment Services, a full service provider of investment and retirement products, and Byron Insurance Agency, a provider of personal and commercial lines of insurance.

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For more information, please contact:

Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Chief Operating Officer at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.